                                                                   EXHIBIT 10.12



     DATED         19th              day of       July                1995
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                                    BETWEEN

                           EAT CYBERFIST PTY LIMITED

                                      AND

                            SEGA OZISOFT PTY LIMITED







                   LICENSING AGREEMENT FOR "CYBERSWINE" STORY
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                              CONCEPT & CHARACTERS
                              --------------------

AGREEMENT made the 19th day of July, 1995

PARTIES EAT CYBERFIST PTY LIMITED A.C.N. 065 701 975 a company duly incorporated in the State of New South Wales and having its registered office at 35 Rose Street, Chippendale in the said State (hereinafter "Licensor") of the first part.

AND SEGA OZISOFT PTY LIMITED A.C.N. 056 032 476 a company duly incorporated in the State of New South Wales and having its registered office at 200 Coward Street, Mascot in the said State (hereinafter "Licensee") of the second part.

WHEREAS

A. Licensor has created and is the sole and exclusive owner of and controls all the proprietary rights in the literary and artistic works known collectively as Cyberswine and is continuing developments and future works based on the same or similar literary and artistic works, and further owns the entire goodwill associated with the characters or improvements thereof related to Cyberswine, examples of which are incorporated in Exhibit "A" attached hereto (hereinafter in total the "Property"); and,

B. Licensor has the power and authority to grant to Licensee the right, privilege and license to exploit in any way the Cyberswine literary and artistic works and its related characters otherwise based on the Property as identified in Exhibit "A" and to exploit any future copyright and/or Trademark on or in association with the Property; and,

C.        Licensee is engaged or is intending to engage in the research and
          -------- -- ------- -- -- --------- --
          development of interactive computer software for entertainment, educational and business purposes (hereinafter "Software") for use in
          (i) any media on which products such as the Software may operate through which the user may interact with the product, including but not limited to personal computers, game machines, arcade games, VCR-interactive and CD-interactive machines (including without limitation the 3DO Multiplayer machines) and similar microprocessor-based units; and (ii) any system under which interactive animated film products the Software may be accessed for use from a location that is remote from the central processing unit on which the product is principally used, such as an on-line service, or a remote delivery service over cable television lines, telephone lines, microwave signals or radio waves that allows pay-per-play or the equivalent (collectively the "Formats"); and,

  D.      Licensee desires to obtain from the Licensor for good and valuable
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          consideration, the receipt and sufficiency of which are hereby
          --------------------------------------------------------------
          acknowledged, an exclusive world-wide license for unlimited use of the
          ----------------------------------------------------------------------
          Property in any Software, and the related manufacturing, distribution
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          and marketing associated with the commercial
          --------------------------------------------

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

          exploitation of that Software for all Formats in which Sega
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          Enterprises Limited of Japan (hereinafter "Sega") and the Licensee
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          distribute software and/or hardware at any time for the Term
          ------------------------------------------------------------
          (hereinafter the "Licensed Products"): and,
          -------------------------------------------

E. Licensor is willing, on the terms and subject to the conditions of this Agreement, to grant the Licensee the desired exclusive license on the Property.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.     LICENSE

          (a)  Licensor hereby grants to Licensee the exclusive right and
               ----------------------------------------------------------
license to develop, use, manufacture, have manufactured, sell, distribute and
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advertise the Licensed Products throughout the world including but not limited
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to the right to reproduce and make adaptations of the Property, under any and
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all patents, trademarks and copyrights and any applications thereto which have
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been filed or may be filed in the future with respect to the Property, for the
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purposes of development and exploitation of any Licensed Products (hereinafter
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the "License"),
---------------

          (b) The licensed Property shall not be used in connection with any other good or services, licensed or otherwise unless such use is expressly permitted by Licensor in writing, provided that the Licensee may use the Property on any promotional or novelty items or premium products (e.g. T-shirts, posters, stickers, etc.) displaying or depicting the Property and developed, manufactured and/or distributed by Licensee or in its behalf in connection with the world-wide marketing of the Licensed Products.

          (c) All rights and interests with respect to the Property not specifically granted herein to Licensee may be used by Licensor without limitation, including, the use or authorization of others to use any of the Property in any manner in connection with any articles of merchandise other than the specific Licensed Products and relevant marketing thereof as expressly authorised hereunder and which use or authorisation does not amount to unfair competition, interference, or infringement of any of Licensee's rights hereunder.

          (d) Licensee warrants and represents to Licensor that the Property, or a part thereof, will appear in or as part of a Licensed Products within a four year period from the date of execution of this Agreement by both parties (hereinafter the "Product Introduction Date").

2.     TERM OF AGREEMENT

This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect commencing on the date of execution by both parties and shall continue in each country of the world for the term of the copyright or renewals thereof (if any) in the Property in that country (hereinafter the "Term") or until terminated pursuant to the provisions hereof.

3.     FINANCIAL & REPORTING OBLIGATIONS

3.1.   Advance Payments:

          (a) In addition to the non-refundable advance against royalties of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION paid by the Licensee in consideration for the License, the receipt and sufficiency of which are hereby acknowledged, the Licensee agrees to make advance payments to Licensor on the unit sale performance of any Licensed Products upon the following criteria:

               (i) upon the sale of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units to trade, an advance payment of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION will be paid by Licensee to Licensor:

               (ii) upon the sale of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION units to trade, a further advance payment of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION will be paid by Licensee to Licensor.

          (b) Advance payments shall be recoupable by Licensee from the royalties payable under sub-clause 3.2 hereinbelow, prior to the direct payment of any royalties to Licensor.

3.2.   Royalties:

          (a) Royalties shall be payable to the Licensor at a percentage rate of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION %) of all gross revenue received by Licensee its successors or assigns relating to the sale, license, distribution or other exploitation of the Licensed Products, less the Cost of Goods defined herein below (hereinafter "Royalties").

          (b) Licensee shall account to Licensor with regard to transactions hereunder within thirty (30) days following the conclusion of each calendar quarter. Licensee hereby warrants that such statements of account to be prepared shall be true and correct. The accounts shall show in detailed form the appropriate calculations relating to the computation of the royalties, the recoupment of the guaranteed payments and the Cost of Goods being the actual cost of manufacturing, packaging, and/or repackaging copies of the Licensed Products incurred by the Licensee or its appointed licensee(s) up to the time the title in the Licensed Products passes to the purchaser, licensor, distributor or other third party exploiting the Licensed

Products, including the duplication costs for copies of the Licensed Products on optical or magnetic media, packaging materials, manuals and other collateral materials and program components as mutually agreed to in advance between the parties.

          (c) Licensee shall pay all Royalties due to Licensor in Australian Dollars which shall be deposited into the bank account of Licensor, the details of which shall be provided to Licensee by Licensor and the statement indicating such amount to be due shall be simultaneously sent to a postal address, the details of which shall be provided to Licensee by Licensor. Statements shall be provided to Licensor whether or not the guaranteed payments have been recouped and whether or not royalties are due and owing.

3.3.   Books of Account and Audits

          (a) Licensee shall keep books of account relating to the distribution of the Products on the basis of generally accepted accounting principles and shall be maintained for a minimum period of two (2) years after the termination of this Agreement.

          (b) Licensor may upon reasonable notice and at its own expense, audit the applicable records at the registered office of Licensee in order to verify statements rendered. Any such audit shall take place during reasonable business hours and in such a manner so as not to interfere with the normal business activities of Licensee.

          (c) All information contained in the books and records of Licensee shall be Confidential Information and Licensor agrees that such information inspected and/or copied on behalf of Licensor shall be used only for the purpose of determining the accuracy of the statements and shall be revealed only to such officers, directors, employees, agents and/or representatives of Licensor as is necessary to verify the accuracy of the statements.

          (d) Licensee shall reimburse Licensor for the full out-of-pocket costs including travel costs and expenses for any audit of the books and records of Licensee that determines a short fall of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION %) or more in royalties reported for any calendar quarter.

4.     WARRANTIES & OBLIGATIONS

4.1.   Licensor represents and warrants solely for the benefit of Licensee that:

          (a) Licensor has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.

          (b) As of the date of execution of this Agreement, Licensor is unaware of any material pending or unresolved claim or suit against it which either questions the validity, of any of the Property or claims that any of the Property infringes upon any valid proprietary right of any third party.

          (c) The making of this Agreement by Licensor does not violate any separate agreement, rights or obligations existing between Licensor and any other person or entity, and throughout the term of this Agreement, Licensor shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement.

          (d) Licensor warrants on behalf of the authors of the Property that they shall not exercise or use its moral rights as the author to the detriment of Licensee or any third party designated by Licensee for the Term of this Agreement

          (e) Licensor has done or if necessary will do, all things necessary to ensure that the license granted herein including but not limited to the copyright and trademarks in the Property, is owned solely by Licensor for the Term of this Agreement.

          (f) Licensor will disclose to the Licensee all improvements created by the Licensor or any related third party during the term hereof and, all improvements made at any time whatsoever shall be deemed to be included into the Property.

          (g) Licensor will not assign its comic book and/or its graphic novel rights without reserving all its proprietary rights to any and all improvements made.

          (h) Licensor will not denigrate, demean, deface or act deleteriously in any way with the Property by any act or omission subject to the Licensor's sole creative right to make improvements to the physical appearance of characters and scenes embodied within the Property.

          (i)  Licensor further represents and warrants that it will notify
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the Licensee a minimum of thirty (30) days prior to entering any contractual
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relations, of its intention to license the Property to a third party for
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incorporation into any Format not then distributed by Sega or the Licensee.
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4.2.   Licensee represents and warrants solely for the benefit of Licensor that:

          (a) Licensee has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder,

          (b) The making of this Agreement by Licensee does not violate any separate agreement, rights or obligations existing between Licensee and any other person or entity, and throughout the term of this Agreement, Licensee shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement.

          (c) Licensee shall not make any representation or give any warranty to any person or entity expressly or impliedly on behalf of Licensor or to the effect that the Licensed Products are connected in any way with Licensor (other than that the Licensed Products have been manufactured, marketed, and/or sold under license from Licensor).

          (d) Licensee will use its best efforts to promote, market, sell and distribute the Licensed Products and will bear all related costs associated therewith.

          (e) Licensee shall be solely responsible for the manufacture, production, sale and distribution of the Licensed Products and will bear all related costs associated therewith.

          (f) All Licensed Products shall be of merchantable quality, and shall be safe for use by the intended consumers. Licensee further warrants that it will comply with all applicable laws and regulations and will observe all applicable safety standards in the manufacture and sale of the Licensed Products in all territories where the products are sold.

          (g)  Subject to paragraph l(d) herein the Licensee shall notify
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the Licensor within thirty (30) days of its intention, in its sole discretion,
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not to proceed with the research, development and exploitation of any future
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Licensed Products incorporating the Property or adaptations thereof.  Upon such
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notification this Agreement will be considered terminated subject to the
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obligations contained in Clause 10 herein.
------------------------------------------

5.     INDEMNIFICATION

5.1.   Licensor's Indemnification:

          (a) Licensor agrees to defend and indemnify and hold the Licensee harmless against any claims, demands, causes of action and judgements arising solely out of the use of the Property by the Licensee as authorised in this Agreement or resulting from a breach of any of the warranties expressly set forth in sub-clause 4.1, provided that the Licensee shall give notice to the Licensor within fourteen (14) days after notification of each such claim, demand, cause of action or judgement and further provided that the Licensor shall have the right to undertake and conduct the defence of any such cause of action so brought and handle any such claim or demand. With respect to such indemnification, the Licensor agrees to hold the Licensee harmless at no cost or expense to the Licensee whatsoever including, but not limited to attorney's fees and court costs.

          (b) Notwithstanding the foregoing, the Licensor shall indemnify and save the Licensee harmless from and against any costs, damages, loss or liability of any kind (including legal costs and disbursements in defending or settling the claim giving rise to same) howsoever suffered or incurred by the Licensee by virtue of the provision of the license herein or any breach of this Agreement by the Licensor. Such indemnity shall extend (without limiting the generality of the foregoing) to any costs, damages, loss or liability (including legal costs and disbursements in defending or settling the claim giving rise to same) incurred by the Licensee by virtue of any injury or disability suffered by any employee or sub-contractor of the Licensor, whether on the Licensee premises or otherwise and by whatever legal theory (whether statutory, tortuous or otherwise) arising.

          (c) The Licensor acknowledges and agrees that it is obliged to report as income all compensation received by the Licensor pursuant to this Agreement, and the Licensor agrees to indemnify the Licensee and hold it harmless to the extent of any obligation imposed on the Licensee (i) to pay any withholding taxes, social security, unemployment or disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to the Licensor by the Licensee pursuant to this Agreement and/or
(ii) resulting from the Licensor being determined not to be an independent contractor.

          (d) In addition, Licensor will indemnify the Licensee and hold them harmless from and against all claims, liabilities, damages, losses and expenses, including but not limited to reasonable attorneys' fees and costs of suit, arising out of or in connection with any negligent or willful act or omission of the Licensor or the Licensor's employees or agents which approximately causes or contributes to (i) any injury to or destruction of tangible or intangible property, including artwork, documentation, computer programs and data of any loss of use resulting therefrom; or (ii) any violation of any statute, ordinance or regulation.

5.2.   Licensee's Indemnification:

       Licensee agrees to defend, indemnify and hold the Licensor harmless against any claims, demands, causes of action and judgements arising out of the Licensee's development, design, manufacture, distribution, shipment, advertising, promotion, offering for sale and/or sale of the Licensed Products and/or the promotional and packaging material subject to any claims, demands, causes of action and judgements relating directly to the matters covered by the Licensor's warranties expressly set forth in sub-clause 4.1 and its indemnities provided above in this Clause. With respect to this indemnification, the Licensee agrees to hold the Licensor harmless at no cost or expense to the Licensor whatsoever including, but not limited to attorney's fees and court costs. The Licensee shall have the right to undertake and conduct the defence of any such cause of action so brought and handle any such claim or demand with attorneys of its own selection.

5.3.   Indemnification Procedures:

          (a) If a third party asserts any claim or allegation which, if proven, would trigger the indemnification obligations set forth in sub-clauses
5.1 and 5.2, the indemnifying party shall be promptly notified of such claim by the indemnified party and given control of the defence and/or settlement thereof. If any such claim or action ("Matter") is brought against an indemnified party notice shall be given to the indemnifying party and the indemnifying party shall be entitled to participate therein and assume the defence thereof with legal counsel of its choosing.

          (b) After a notice to the indemnified party of the indemnifying party's election to assume the defence of a Matter, the indemnifying party shall not be liable to the indemnified party under Clause 5 for any legal expenses subsequently incurred by the indemnified party in connection with the defence of a Matter. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of a matter unless such settlement includes an unconditional release of the indemnified party from all such liability relating to a Matter.

          (c) The foregoing provisions of Clause 5 represents the entirety of the parties obligations (contractual, common-law or otherwise) with respect to any Matter by any third party; however, nothing in Clause 5 shall limit either parties rights for breach of any covenant contained in this Agreement.

6.     PATENTS, TRADEMARKS AND COPYRIGHTS

          (a) Licensor may seek, in its own name and at its own expense, appropriate patent, trademark or copyright protection for the Property in any or all territories throughout the world.

          (b) Pursuant to paragraph 4.1(e) herein, in the event that Licensee requests that Licensor obtain patent, trademark or copyright protection for the Property in a particular country where Licensor had not, heretofore, obtained protection, Licensor agrees to take reasonable steps to obtain such protection.

          (c) The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

7.     CREDITS

          (a) Subject to paragraph l(d) herein Licensee shall be under no obligation to make the Licensed Products but if Licensee does so the Licensee shall ensure that on the source computer code of the Licensed Products the Licensor is given sole credit in the credit titles as the creator of the Property, such credit being in lettering equal in kind and size and having equal screentime to that given to the programmers of the Licensed Products.

          (b) No casual or inadvertent failure to afford Licensor credit in accordance with this clause shall constitute a breach of this Agreement by the Licensee.

8.     CONFIDENTIAL INFORMATION

          (a) The parties mutually acknowledge and agree that certain information that one party (the "Receiving Party") shall receive from the other party (the "Disclosing Party") shall be deemed to be confidential information and subject to restrictions on disclosure and use as set forth below (hereinafter "Confidential Information").

          (b) Licensee and Licensor, each as a Receiving Party, respectively, agrees that it shall maintain the confidentiality of the Confidential Information of the Disclosing Party and safeguard the confidential and/or business sensitive information which it may receive from the other party with the same degree of care used to protect its own information of a like nature and/or in accordance with the provisions of any separate non-disclosure agreement applicable to such information. Each party further agrees that it shall not use for its own account apart from this Agreement or for the account of any third party, nor disclose or otherwise disseminate to any third party, any company trade secret or other such confidential information of or concerning the other party unless the written consent of the other party shall first have been obtained.

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

          (c) The obligations set forth in this Clause 8 shall not be applicable to any information: (i) which is or becomes generally known or part of the public domain through no default hereunder on the part of the Receiving
Party: (ii) is known to the Receiving Party prior to the disclosure thereof by the Disclosing Party, as established by documentary evidence; (iii) lawfully received by the Receiving Party from a third party who provided such information without breach of any separate confidentiality, obligation owed by such third party; (iv) disclosed by the Disclosing Party to third parties without restriction on subsequent disclosure; (v) required to be disclosed in the context of any administrative or judicial proceeding, but only to the extent required by such action and only after giving the Disclosing Party not less than ten (10) working days prior written notice of any such required disclosure, and provided further that the party required to make such disclosure shall use its reasonable best efforts to obtain an appropriate protective order regarding the information to be disclosed in any such context; and/or (vi) as to which ten
(10) years have elapsed since initial disclosure.

          (d) Each party, as Receiving Party, shall use its reasonable best efforts by contract, instruction or otherwise to ensure that its officers, directors, employees, agents and contractors comply with such party's obligations under this Clause 8 and to ensure that no Confidential Information of the Disclosing Party or Joint Confidential Information shall be disclosed or made available to any such officers, directors, employees, agents or contractors of the Receiving Party unless such persons or third parties have a need to know such information for purposes of the performance of this Agreement.

          (e) Upon the termination of this Agreement, each party, as a Receiving Party, shall promptly return to the Disclosing Party any and all documents and related materials of or concerning the trade secrets and/or Confidential Information which originated with the other party and which remains in the Receiving Party's custody or under its control, or, if requested by the Disclosing Party, shall destroy all such trade secret and/or confidential information and certify to the destruction of all such documents and related materials.

9.     TERMINATION

The following termination rights are in addition to the termination rights provided elsewhere in the Agreement:

          (a) Each party hereto shall have the right to immediately terminate this Agreement by giving written notice to the other party in the event that the other party does any of the following:

               (i) files a petition in bankruptcy or is adjudicated a bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the Licensee discontinues its business or a receiver is appointed for the other party or for the other party's business and such receiver is not discharged within thirty (30) days; or,

               (ii) breaches any of the material provisions of this Agreement relating to the rights in the Property and same is not cured after 30 days following written notice.

          (b) Licensor shall have the right to immediately terminate this Agreement by giving written notice to Licensee in the event that Licensee does any of the following:

               (i) fails to meet the Product Introduction Date as specified herein with a grace period of thirty (30) days; or,

               (ii) fails to make timely payment of Royalties when due and the non-payment is not cured in 30 days after notice from Licensor.

  (c) This Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that, during the thirty
(30) day period, the breaching party fails to cure such breach.

10.    POST TERMINATION RIGHTS

       (a) Not more than forty-five (45) days after the termination of this Agreement, Licensee shall provide Licensor with a complete schedule of all inventory of Licensed Products then on-hand (the "inventory").

       (b) Upon the termination of this Agreement, Licensee shall be entitled, for an additional period of six (6) months on a non-exclusive basis, to continue to sell such Inventory. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of a Royalty thereon. Such accounting and payment shall be due and paid within thirty
(30) days after the close of the said 6 month period.

       (c) Upon termination of this Agreement for any reasons whatsoever, Licensee agrees to immediately return to Licensor all material relating to the Property including, but not limited to, all artwork, colour separations, prototypes and the like originally sourced from the Licensor.

11.    NOTICE

All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognised national courier service, telex, telegram or facsimile, with charges prepaid and subject to confirmation by letter. The address for all notices or other communications required to be sent to Licensor or Licensee, respectively, shall be the registered office address stated in the preamble hereof, or such other address as may be provided from one party to the other on at least ten (10) days prior written notice. Any such notice shall be effective upon the date of receipt.

12.    ARBITRATION OF DISPUTES

       (a) In the event of a dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof ("the Dispute"), cannot be resolved by informal discussion, negotiation and agreement, the Dispute shall first be the subject of conciliation, administered by the Australian Commercial Disputes Centre Limited ("the Centre") conducted at Sydney and held in accordance with the Conciliation Rules of the Centre in force at the date of this Agreement. The Dispute shall be submitted for conciliation by either party, by serving upon the other party Notice of Dispute setting out the nature of the dispute, controversy or claim and material facts in relation thereto, with a copy being sent to the Centre requesting a date for initial meeting in accordance with the Conciliation Rules.

       (b) In the event that the Dispute is not resolved by agreement following conciliation within ninety (90) days from the date first nominated for meeting by the Centre pursuant to paragraph 12(a), the Dispute shall be referred to and determined by arbitration, administered by the Centre, conducted in Sydney and held under the rules of arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The parties shall be entitled to legal representation in such arbitration.

       (c) Neither party hereto shall commence any action or claim in any court or other tribunal unless and until the Dispute has been referred to and determined by arbitration under paragraph 12(b) hereof and an award has been delivered by the arbitrator or arbitrators appointed pursuant thereto. All proposals, discussions, statements, information supplied and other matters raised during conciliation and arbitration under this clause shall be confidential and without prejudice to any claim or proceeding subsequently made or brought by either party.

13.    NO PARTNERSHIP OR JOINT VENTURE

The relationship between Licensor and Licensee, respectively, is that of Licensor and Licensee. Licensee is an independent contractor and is not the legal representative, agent, joint venturer, partner, or employee of Licensor for any purpose whatsoever. Neither party shall have any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect or manner whatsoever.

14.    ASSIGNMENT

This Agreement shall inure to the benefit of Licensor and Licensee and their respective successors and assigns. Licensee may assign, transfer, convey or sublicense the license and associated rights granted herein its sole discretion, however, the Licensee shall continue and remain liable to the Licensor with respect to its obligations hereunder. Licensor may not assign any of the rights to the Property dealt with under this Agreement to any person, firm, corporation or other entity for the term of the agreement without the prior written authorisation of Licensee.

15.    COMPLIANCE WITH APPLICABLE LAWS

The parties shall at all times comply with all applicable statutes, laws, ordinances, regulations and orders of Australia, and with all conventions and treaties to which Australia is a party, which relate to or in any way affect this Agreement and/or the parties' respective exercise of theft rights or performance of their obligations hereunder. Each party, at its own expense, shall obtain any license, permit or approval required with respect to the exercise of any of its rights and/or performance of any of its obligations hereunder, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

16.    FORCE MAJEURE

Neither party shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its respective obligations hereunder results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities: strike or other industrial dispute; war or rebellion: or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body: provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within thirty (30) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Licensor prior to, during, or after any such Force Majeure condition.

17.    REMEDIES

Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative.

18.    SEVERABILITY

In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while

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

the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

19.    WAIVER

No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

20.    ENTIRE AGREEMENT

This Agreement including Exhibit "A" attached hereto constitutes the entire understanding of the parties, and revokes and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between Licensor and Licensee, whether oral or written, with respect to the subject matter hereof and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

21.    INTERPRETATION

In the interpretation of this Agreement unless the context otherwise requires:

       (a) words importing the singular shall include the plural and vice versa:

       (b)  words importing one gender shall include the other genders:

       (c) expressions are to be interpreted in accordance with their meaning in the COPYRIGHT ACT 1968 (Commonwealth);

       (d)  all sums are payable as and in Australian dollars;

       (e)  clause headings shall be disregarded;

       (f) all warranties shall during the term of this Agreement have the force and effect of conditions;

       (g)  all warranties survive completion of this Agreement

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

22.    FURTHER DOCUMENTATION

The parties hereto agree to perform such other and further acts and execute, acknowledge and deliver such other and further documents and instruments as may be necessary or appropriate to carry out the intent of this Agreement.

23.    GOVERNING LAW

This Agreement shall be construed and governed in accordance with the laws of the State of New South Wales.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year herein before written.

Sega Ozisoft Pty Limited           Eat Cyberfist Pty Limited
------------------------           -------------------------



 /s/ Kevin Bermeister               /s/ Samuel Young
----------------------------       -----------------------------
Name:  Kevin Bermeister            Name:  Samuel Young
Title: Managing Director           Title: Director


 /s/ Damon Pembroke                 /s/ Stuart Hale
----------------------------       -----------------------------
Witness:  Damon Pembroke           Witness:   Stuart Hale

                                  EXHIBIT "A"
                                  -----------

All information contained in this Exhibit is to be incorporated and read in conjunction with the applicable terms and conditions contained herein, as well as this Agreement in whole, for the purpose of further defining the licensed Property known as Cyberswine and all other ancillary characters appearing in the CYBERSWINE comic book, examples of the reproduced artwork are incorporated and attached to this exhibit.

                                       16